UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2012

3DIcon Corporation

 (Exact name of registrant as specified in charter)

Oklahoma	000-54697	73-1479206
(State or other jurisdiction of incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

6804 South Canton Avenue, Suite 150	74136
Tulsa, OK	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (918) 494-0505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

A letter to the shareholders of 3DIcon Corporation (the “Company”) was issued on June 18, 2012. In his letter, the Company’s Chief Executive Officer, Mark Willner, described and explained the progress the Company made in its continued efforts to improve the performance of its CSpace technology. In addition, Mr. Willner discussed the Company’s continued efforts to seek out potential acquisitions or partnerships that would allow it to enter the glasses-free flat screen 3D space, reporting that, the Company looked to a number of companies and seeks to acquire or partner with a company in this industry. Currently, the Company does not have any agreements in place that would allow such entry into this segment of the industry and no assurances can be provided that any acquisition or partnership will or could be consummated. Furthermore, no assurances can be made, if an acquisition or partnership is consummated, that the Company could successfully bring to market the technology of such a company. A copy of Mr. Willner’s letter is attached herewith as Exhibit 99.1. A copy of the press release announcing the letter is attached herewith as Exhibit 99.2.

Item 9.01 .	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No .	Description

99.1	Letter to shareholders from 3DIcon’s Chief Executive Officer, Mark Willner
99.2	Press release dated June 18, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2012	3DICON CORPORATION

	By:	/s/ Mark Willner
Name: Mark Willner
Position: Chief Executive Officer